EXHIBIT 99.1

Press Release www.shire.com

Block Listing Application

October 30, 2015 - Shire plc (LSE: SHP, NASDAQ: SHPG) (the “Company”) hereby notifies the market that an application has been made to the London Stock Exchange and the UK Listing Authority for a total of 2,000,000 Ordinary shares of 5 pence each (the “Shares”) to trade on the London Stock Exchange and to be admitted to the Official List. The Shares are to be reserved under a block listing pursuant to the Shire Global Employee Stock Purchase Plan.

When issued, the Shares will rank equally with the existing issued Ordinary shares of the Company.

Oliver Strawbridge
Senior Assistant Company Secretary

For further information please contact:

Investor Relations

Matthew Osborne	mattosborne@shire.com	+1 781 482 9502

Sarah Elton-Farr	seltonfarr@shire.com	+44 1256 894157

NOTES TO EDITORS

Shire enables people with life-altering conditions to lead better lives.

Our strategy is to focus on developing and marketing innovative specialty medicines to meet significant unmet patient needs.

We focus on providing treatments in Rare Diseases, Neuroscience, Gastrointestinal and Internal Medicine and we are developing treatments for symptomatic conditions treated by specialist physicians in other targeted therapeutic areas, such as Ophthalmics.

www.shire.com

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX